CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$4,663,490	$600.66

September 2013 Pricing Supplement No. 1802 Registration Statement No. 333-177923 Dated September 27, 2013 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in Currencies

Buffered PLUS due October 30, 2014

Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Brazilian real + Indian rupee + Russian ruble + Australian dollar

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Buffered PLUS are unsecured and unsubordinated obligations of JPMorgan Chase & Co., do not pay interest, provide a minimum payment at maturity of only 12.20% of the stated principal amount and have the terms described in the accompanying product supplement no. 3-I, the prospectus supplement and the prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated relative to the U.S. dollar, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket. If the basket has depreciated relative to the U.S. dollar, but the basket has not declined by more than the specified buffer amount, investors will receive the stated principal amount at maturity. However, if the basket has declined by more than the buffer amount, at maturity, investors will lose 1% for every 1% decline in the basket beyond the specified buffer amount, subject to the minimum payment at maturity of 12.20% of the stated principal amount. Investors may lose up to 87.80% of the stated principal amount of the Buffered PLUS. Because of the formula by which the reference currency return for each reference currency is calculated, any positive reference currency return for a reference currency, as well as positive basket return, is inherently capped at a maximum of 100%. Moreover, there is no comparable limit on the negative reference currency return for each reference currency or the negative basket return. Therefore, the reference currency return for one or more reference currencies can be less than -100%. The Buffered PLUS are for investors who seek a return based on the performance of the specified reference currencies relative to the U.S. dollar, and who are willing to risk their principal, forgo current income and be subject to the method of calculating the reference currency return, as described below, in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the basket. All payments on the Buffered PLUS are subject to the credit risk of JPMorgan Chase & Co.

FINAL TERMS
Issuer:	JPMorgan Chase & Co.
Maturity date:	October 30, 2014, subject to adjustment for certain market disruption events and as described under “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 3-I
Aggregate principal amount:	$4,663,490
Basket:	Reference currencies	Reference currency weight	Reference source and applicable time	Starting Spot Rate
	Brazilian real (“BRL”)	25%	Reuters: BRFR (offer rate) at approximately 1:15 p.m., Sao Paulo time	2.2571
	Indian rupee (“INR”)	25%	Reuters: RBIB at approximately 12:30 p.m., Mumbai time	61.8110
	Russian ruble (“RUB”)	25%	Reuters: EMTA; between 12:00 and 12:30 p.m., Moscow time	32.4285
	Australian dollar (“AUD”)	25%	Reuters: WMRSPOT12 at approximately 4:00 p.m., Greenwich Mean Time	0.93155
Payment at maturity:	▪ If the basket has strengthened relative to the U.S. dollar such that the ending basket level is greater than the starting basket level, for each $10 stated principal amount Buffered PLUS,
	$10 + leveraged upside payment
	▪ If the basket has remained unchanged or weakened relative to the U.S. dollar such that the ending basket level is equal to the starting basket level or is less than the starting basket level by an amount less than or equal to the buffer amount of 12.20%, for each $10 stated principal amount Buffered PLUS,
	$10
	▪ If the basket has weakened relative to the U.S. dollar such that the ending basket level is less than the starting basket level by an amount greater than the buffer amount of 12.20%, for each $10 stated principal amount Buffered PLUS,
	$10 × (1 + basket return + buffer amount), subject to the minimum payment at maturity
	This amount will be less than the stated principal amount of $10. However, under no circumstances will the Buffered PLUS pay less than the minimum payment at maturity.
Leveraged upside payment:	$10 × basket return × leverage factor
Basket return:	(ending basket level – starting basket level) / starting basket level
Leverage factor:	200%
Buffer amount:	12.20%
Maximum payment at maturity:	Any positive basket return is inherently capped at a maximum of 100%. Accordingly, the maximum leveraged upside payment is $20 per Buffered PLUS, and the maximum payment at maturity is $30 per Buffered PLUS. See “How Do the Reference Currency Return Formulas Work?”
Minimum payment at maturity:	$1.22 per Buffered PLUS (12.20% of the stated principal amount)
Stated principal amount:	$10 per Buffered PLUS
Issue price:	$10 per Buffered PLUS (see “Commissions and issue price” below)
Pricing date:	September 27, 2013
Original issue date:	October 2, 2013
CUSIP / ISIN:	48126H357 / US48126H3571
	Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions(2)	Proceeds to issuer
Per Buffered PLUS	$10.00	$0.20	$9.80
Total	$4,663,490	$93,269.80	$4,570,220.20

(1)	See “Additional Information about the Buffered PLUS — Use of proceeds and hedging” in this document for information about the components of the price to public of the Buffered PLUS.
(2)	JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions of $0.20 per $10 stated principal amount Buffered PLUS it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Underwriting (Conflicts of Interest)” beginning on page PS-43 of the accompanying product supplement no. 3-I.

The estimated value of the Buffered PLUS on the pricing date as determined by JPMS was $9.723 per $10 stated principal amount Buffered PLUS. See “Additional Information about the Buffered PLUS — JPMS’s estimated value of the Buffered PLUS” in this document for additional information.

Investing in the Buffered PLUS involves a number of risks. See “Risk Factors” beginning on page PS-10 of the accompanying product supplement no. 3-I and “Risk Factors” beginning on page 14 of this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Buffered PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. 3-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Buffered PLUS” at the end of this document.

Product supplement no. 3-I dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007592/e46167_424b2.pdf

Prospectus supplement dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf

Prospectus dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Buffered PLUS due October 30, 2014

Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Terms continued from previous page
Starting basket level:	Set equal to 100 on the pricing date
Ending basket level:	The basket closing level on the valuation date
Basket closing level:

The basket closing level on the valuation date will be calculated as follows:

100 × [1 + sum of (reference currency return of each reference currency × reference currency weight of each such reference currency)]

Reference currency return:

With respect to each reference currency other than AUD: (starting spot rate – ending spot rate) / starting spot rate

With respect to AUD: (ending spot rate – starting spot rate) / ending spot rate

These formulas effectively limit the contribution of each reference currency to a 100% return but do not limit negative reference currency return. See “How Do the Reference Currency Return Formulas Work?” and “Hypothetical Payouts on the Buffered PLUS at Maturity –– Examples 3 and 4" in this document for more information.

Starting spot rate:	With respect to each reference currency, the spot rate on the pricing date.
Ending spot rate:	With respect to each reference currency, the spot rate on the valuation date.
Spot rate:

With respect to each reference currency other than AUD, on any relevant day, the reference currency per one U.S. dollar spot rate as reported by the applicable reference source at approximately the applicable time as specified on the front cover

With respect to AUD, on any relevant day, the U.S. dollar per one AUD spot rate as reported by the applicable reference source at approximately the applicable time as specified on the front cover

Currency business day:	A “currency business day,” with respect to each reference currency, means a day on which (a) dealings in foreign currency in accordance with the practice of the foreign exchange market occur in The City of New York and the principal financial center for the applicable Reference Currency (with respect to the Brazilian real, Sao Paulo, Brazil; with respect to the Indian rupee, Mumbai, India; with respect to the Russian ruble, Moscow, Russia; and with respect to the Australian dollar, Sydney, Australia) and (b) banking institutions in The City of New York and such principal financial center for such reference currency are not otherwise authorized or required by law, regulation or executive order to close.
Base currency:	For purposes of the accompanying product supplement, the U.S. dollar is the base currency.
Valuation date:	October 27, 2014, subject to adjustment for non-currency business days or certain market disruption events and as described under “Description of Notes — Postponement of a Determination Date — Least Performing Component Notes or Basket Notes” in the accompanying product supplement no. 3-I
Listing:	The Buffered PLUS will not be listed on any securities exchange.

September 2013	Page 2

Buffered PLUS due October 30, 2014

Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

The Buffered PLUS due October 30, 2014 Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar (the “Buffered PLUS”) provide investors with an opportunity to gain leveraged upside exposure to the performance of an equally weighted basket of four currencies (the “basket”) relative to the U.S. dollar.

If the basket as a whole has strengthened relative to the U.S. dollar as of the valuation date such that the ending basket level is greater than the starting basket level, the payment at maturity will equal the stated principal amount plus 200% of the positive basket return (e.g. a basket return of 5% will return 100% of principal plus an additional $1.00 per Buffered PLUS at maturity).

If the basket has remained unchanged or has weakened such that the ending basket level is equal to the starting basket level or is less than the starting basket level by an amount less than or equal to the buffer amount of 12.20%, the payment at maturity will equal the stated principal amount of $10 per Buffered PLUS.

If the basket has weakened such that the ending basket level is less than the starting basket level by an amount greater than the buffer amount of 12.20%, the payment at maturity will be an amount that is less than the $10 stated principal amount by an amount proportionate to the decline in the basket return beyond the buffer amount of 12.20%, subject to the minimum payment at maturity of $1.22 per Buffered PLUS. Investors may lose up to 87.80% of the stated principal amount of the Buffered PLUS.

The Buffered PLUS do not pay interest, and all payments on the Buffered PLUS are subject to the credit risk of JPMorgan Chase & Co.

There are several important factors you should consider in connection with your investment in the Buffered PLUS:

▪	The Buffered PLUS do not provide a linear return on the performance of the reference currencies relative to the U.S. dollar. A linear return is the return that would be achieved by converting a notional amount of U.S. dollar into the reference currencies at the starting spot rate and then, on the valuation date, converting the resulting amount of the reference currencies back into U.S. dollar at the ending spot rate. Instead, the return on the Buffered PLUS will be determined by reference to the basket return and reference currency return formulas described in this document.
▪	The reference currency return formulas described in this document will magnify any depreciation and diminish any appreciation in the reference currencies relative to the U.S. dollar as compared to a linear return, and these effects will increase the more the reference currencies appreciate or depreciate. One consequence of this is that, if one reference currency depreciates in value by 50% relative to the U.S. dollar, the reference currency return for that reference currency will be -100%.
▪	Because of the manner in which the reference currency return is calculated, any single reference currency’s positive contribution to the basket return will never exceed 25%, and the basket return will never exceed 100%. By contrast, the negative percentage that can be contributed by any reference currency to the overall basket return is unlimited.
▪	A significantly negative performance by one reference currency can completely cancel out positive performance by the other reference currencies. Accordingly, it is possible that one reference currency may depreciate relative to the U.S. dollar (e.g., as a result of a devaluation) to such an extent that, even if the other three reference currencies appreciate significantly relative to the U.S. dollar over the term of the Buffered PLUS, you will lose up to 87.80% of the principal amount of the Buffered PLUS.
▪	The reference currency return for one or more reference currencies, as well as the basket return, can be less than -100%. If the basket return is less than -100%, you will receive only the minimum payment at maturity on the Buffered PLUS.

September 2013	Page 3

Buffered PLUS due October 30, 2014

Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Maturity:	Approximately 13 months
Leverage factor:	200%
Payment at maturity:

(i)    If the basket has strengthened relative to the U.S. dollar such that the ending basket level is greater than the starting basket level, for each $10 stated principal amount Buffered PLUS,

$10 + leveraged upside payment

(ii)   If the basket has remained unchanged or weakened relative to the U.S. dollar such that the ending basket level is equal to the starting basket level or is less than the starting basket level by an amount less than or equal to the buffer amount of 12.20%, for each $10 stated principal amount Buffered PLUS,

$10

(ii)   If the basket has weakened relative to the U.S. dollar such that the ending basket level is less than the starting basket level by an amount greater than the buffer amount of 12.20%, for each $10 stated principal amount Buffered PLUS,

$10 × (1 + basket return + buffer amount), subject to the minimum payment at maturity

This amount will be less than the stated principal amount of $10. However, under no circumstances will the Buffered PLUS pay less than the minimum payment at maturity.

Basket return:

(ending basket level – starting basket level) / starting basket level

The starting basket level is set equal to 100 on the pricing date, and the ending basket level is the basket closing level on the valuation date, which will be calculated as follows:

100 × [1 + sum of (reference currency return of each reference currency ×
reference currency weight of each such reference currency)]

The currency return with respect to each reference currency other than AUD is calculated as follows:

(starting spot rate – ending spot rate) / starting spot rate

The currency return with respect to AUD is calculated as follows:

(ending spot rate – starting spot rate) / ending spot rate

These formulas effectively limit the contribution of each reference currency to a 100% return but do not limit negative reference currency return. See “How Do the Reference Currency Return Formulas Work?” and “Hypothetical Payouts on the Buffered PLUS at Maturity –– Examples 3 and 4" in this document for more information.

Maximum payment at maturity:	Any positive basket return is inherently capped at a maximum of 100%. Accordingly, the maximum leveraged upside payment is $20 per Buffered PLUS, and the maximum payment at maturity is $30 per Buffered PLUS. See “How Do the Reference Currency Return Formulas Work?”
Buffer amount:	12.20%
Minimum payment at maturity:	$1.22 per Buffered PLUS (12.20% of the stated principal amount)

September 2013	Page 4

Buffered PLUS due October 30, 2014

Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Basket Overview

The basket is an equally weighted basket of four currencies, the performance of which is measured relative to the U.S. dollar.

Basket Information as of September 27, 2013
Reference currency	Reference currency weight	Quotation convention
Brazilian real (“BRL”)	25%	# BRL / 1 USD
Indian rupee (“INR”)	25%	# INR / 1 USD
Russian ruble (“RUB”)	25%	# RUB / 1 USD
Australian dollar (“AUD”)	25%	# USD / 1 AUD

Historical Basket Performance January 2, 2008 to September 27, 2013

The graph is calculated to show the daily performance of the basket relative to the U.S. dollar during the period from January 2, 2008 through September 27, 2013 assuming that the reference currencies are equally weighted as set out above and that the basket closing level on January 2, 2008 was 100. The graph illustrates the effect of any offset and/or correlation among the reference currencies during such period. The graph does not attempt to show your expected return on an investment in the Buffered PLUS. You cannot predict the future performance of any of the reference currencies or of the basket as a whole, or whether the strengthening of any of the reference currencies relative to the U.S. dollar will be offset by the weakening of other reference currencies, based on their historical performance. The historical performance of the basket and the degree of correlation between the trends of the reference currencies (or lack thereof) should not be taken as an indication of the future performance.

September 2013	Page 5

Buffered PLUS due October 30, 2014

Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

How Do Currency Exchange Rates Work?

▪	Exchange rates reflect the amount of one currency that can be exchanged for a unit of another currency.
▪	The spot rate for each of the reference currencies (except the Australian dollar) is expressed as the number of units of that currency per U.S. dollar (“USD”).
➢	As a result, a decrease in the spot rate means that the relevant reference currency has appreciated / strengthened relative to the U.S. dollar. This means that it takes fewer of the relevant reference currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date. For example, a spot rate of 1.80 reflects a strengthening of the BRL, relative to the USD, as compared to a spot rate of 2.30.
➢	Conversely, an increase in the spot rate means that the relevant reference currency has depreciated / weakened relative to the U.S. dollar. This means that it takes more of the relevant reference currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date. For example, a spot rate of 2.80 reflects a weakening of the BRL relative to the USD, as compared to a spot rate of 2.30.
▪	The spot rate for the Australian dollar is expressed as the number of U.S. dollars per Australian dollar. The inverse of the movements described in the preceding two paragraphs applies to the appreciation and depreciation of the Australian dollar.
➢	As a result, an increase in the spot rate means that the Australian dollar has appreciated / strengthened relative to the U.S. dollar. This means that it takes more U.S. dollars to purchase one (1) Australian dollar on the valuation date than it did on the pricing date. For example, a spot rate of 1.10 reflects a strengthening of the AUD, relative to the USD, as compared to a spot rate of 0.93.
➢	Conversely, a decrease in the spot rate means that the Australian dollar has depreciated / weakened relative to the U.S. dollar. This means that it takes fewer U.S. dollars to purchase one (1) Australian dollar on the valuation date than it did on the pricing date. For example, a spot rate of 0.70 reflects a weakening of the AUD relative to the USD, as compared to a spot rate of 0.93.

How Do the Reference Currency Return Formulas Work?

The reference currency return formulas used to calculate the payment at maturity for the Buffered PLUS effectively limit the contribution of each reference currency to 100% but do not limit negative reference currency return.

With respect to each reference currency other than the Australian dollar, the reference currency return is equal to (starting spot rate – ending spot rate) / starting spot rate.

➢   In the example below, the Brazilian real strengthens from the starting spot rate of 2.30 to the ending spot rate of 2.07, resulting in a reference currency return of (2.30 – 2.07) / 2.30 = 10%.

Starting Spot Rate (# BRL / 1 USD)	Ending Spot Rate (# BRL / 1 USD)
2.30	2.07

➢   In the example below, the Brazilian real weakens from the starting spot rate of 2.30 to the ending spot rate of 3.45, resulting in a reference currency return of (2.30 – 3.45) / 2.30 = -50%.

Starting Spot Rate (# BRL / 1 USD)	Ending Spot Rate (# BRL / 1 USD)
2.30	3.45

➢   In the example below, the Brazilian real strengthens to the fullest extent possible from the starting spot rate of 2.30 to the ending spot rate of 0.00001 (possibly due to a hypothetical devaluation of the U.S. dollar), resulting in a reference currency return of (2.30 – 0.00001) / 2.30 = approximately 99.999%.

Starting Spot Rate (# BRL / 1 USD)	Ending Spot Rate (# BRL / 1 USD)
2.30	0.00001

September 2013	Page 6

Buffered PLUS due October 30, 2014

Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

This example illustrates that, because the reference currency return for each reference currency other than the Australian dollar is calculated by subtracting the ending spot rate from the starting spot rate and then dividing by the starting spot rate, the maximum possible reference currency return for each such reference currency can be no greater than 100%. However, any possible decline in the reference currencies is not similarly limited, as shown in the example below. It is important to note that, in any scenario in which the spot rate changes from the pricing date to the valuation date, the reference currency return will always underperform a performance percentage calculated using a linear return formula.

➢   In the example below, the Brazilian real is seriously devalued and weakens from the starting spot rate of 2.30 to the ending spot rate of 13.80, resulting in the reference currency return of (2.30 – 13.80) / 2.30 = -500%.

Starting Spot Rate (# USD / 1 AUD)	Ending Spot Rate (# USD / 1 AUD
2.30	13.80

With respect to the Australian dollar, the reference currency return is equal to (ending spot rate – starting spot rate) / ending spot rate.

➢   In the example below, the Australian dollar strengthens from the starting spot rate of 0.93 to the ending spot rate of 1.24, resulting in a reference currency return of (1.24 – 0.93) / 1.24 = 25%.

Starting Spot Rate (# USD / 1 AUD)	Ending Spot Rate (# USD / 1 AUD
0.93	1.24

➢   In the example below, the Australian dollar weakens from the starting spot rate of 0.93 to the ending spot rate of 0.62, resulting in a reference currency return of (0.62 – 0.93) / 0.62 = -50%.

Starting Spot Rate (# USD / 1 AUD)	Ending Spot Rate (# USD / 1 AUD
0.93	0.62

➢   In the example below, the Australian dollar strengthens to the fullest extent possible from the starting spot rate of 0.93 to the ending spot rate of 100,000 (possibly due to a hypothetical devaluation of the U.S. dollar), resulting in a reference currency return of (100,000 – 0.93) / 100,000 = approximately 99.999%.

Starting Spot Rate (# USD / 1 AUD)	Ending Spot Rate (# USD / 1 AUD
0.93	100,000

This example illustrates that, because the reference currency return for the Australian dollar is calculated by subtracting the starting spot rate from the ending spot rate and then dividing by the ending spot rate, the maximum possible reference currency return for the Australian dollar can be no greater than 100%. However, any possible decline in the Australian dollar is not similarly limited, as shown in the example below. It is important to note that, in any scenario in which the spot rate changes from the pricing date to the valuation date, the reference currency return will always underperform a performance percentage calculated using a linear return formula.

➢   In the example below, the Australian dollar is seriously devalued and weakens from the starting spot rate of 0.93 to the ending spot rate of 0.155, resulting in the reference currency return of (0.155 – 0.93) / 0.155 = -500%.

Starting Spot Rate (# USD / 1 AUD)	Ending Spot Rate (# USD / 1 AUD
0.93	0.155

Because the reference currency return for each reference currency is calculated in the manner described above, there is no limit on the negative performance of any reference currency. Consequently, even if three of the reference currencies were to appreciate significantly relative to the U.S. dollar, that positive performance could be more than offset by a severe depreciation of the fourth reference currency so that you could lose up to 87.80% of the principal amount of the Buffered PLUS.

Actual starting spot rates and ending spot rates will vary from those used in the examples above.

September 2013	Page 7

Buffered PLUS due October 30, 2014

Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Key Investment Rationale

Exposure to currencies is a component of asset class diversification. Investors who have the view that the Brazilian real, the Indian rupee, the Russian ruble and the Australian dollar will appreciate relative to the U.S. dollar, or those concerned about the risks associated with investing directly in currencies can use the Buffered PLUS to gain exposure to the reference currencies.

The Buffered PLUS offer 200% leveraged upside on any positive basket return and provide a buffer against a negative basket return of between 0% and –12.20%. However, if the ending basket level is less than the starting basket level by an amount greater than the buffer amount of 12.20%, you will receive at maturity an amount that is less than the stated principal amount of $10, subject to the minimum payment at maturity of $1.22 per Buffered PLUS. You may lose up to 87.80% of the stated principal amount of the Buffered PLUS.

All payments on the Buffered PLUS are subject to the credit risk of JPMorgan Chase & Co.

Leveraged Performance	▪ The Buffered PLUS offer investors an opportunity to receive a leveraged return if the ending basket level is greater than the starting basket level.
Access	▪ Exposure to an equally weighted basket of four currencies valued relative to the U.S. dollar and potential diversification of underlying asset class exposure.
Upside Scenario	▪ The ending basket level is greater than the starting basket level and, at maturity, the Buffered PLUS pay the stated principal amount of $10 plus 200% of the positive basket return.
Par Scenario	▪ The ending basket level is equal to the starting basket level or is less than the starting basket level by an amount less than or equal to the buffer amount of 12.20% and, at maturity, the Buffered PLUS pay the stated principal amount of $10.
Downside Scenario	▪ The ending basket level is less than the starting basket level by an amount greater than the buffer amount of 12.20% and, at maturity, the Buffered PLUS pay an amount that is less than the $10 stated principal amount by an amount proportionate to the decline in the basket return beyond the buffer amount of 12.20%. (Example: if the basket return is -32.20%, the Buffered PLUS will pay $8.00 at maturity.) The minimum payment at maturity is $1.22 per Buffered PLUS.
September 2013	Page 8

Buffered PLUS due October 30, 2014

Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$10 per Buffered PLUS
Leverage factor:	200%
Hypothetical Buffer amount:	12.20%
Maximum payment at maturity:	Any positive basket return is inherently capped at a maximum of 100%. Accordingly, the maximum leveraged upside payment is $20 per Buffered PLUS, and the maximum payment at maturity is $30 per Buffered PLUS.
Hypothetical Minimum payment at maturity:	$1.22 per Buffered PLUS

Buffered PLUS Payoff Diagram

How it works

▪	Upside Scenario. If the ending basket level is greater than the starting basket level, investors will receive at maturity the $10 stated principal amount plus 200% of the positive basket return. Because the basket return is inherently capped at a maximum of 100%, the maximum payment at maturity is $30 per Buffered PLUS.
▪	Par Scenario. If the ending basket level is equal to the starting basket level or is less than the starting basket level by an amount less than or equal to the buffer amount of 12.20%, investors will receive at maturity the $10 stated principal amount.
▪	Downside Scenario. If the ending basket level is less than the starting basket level by an amount greater than the buffer amount of 12.20%, investors will receive at maturity an amount that is less than the $10 stated principal amount by an amount proportionate to the decline in the basket return beyond the buffer amount of 12.20%. The minimum payment at maturity is $1.22 per Buffered PLUS. Investors may lose up to 87.80% of the principal amount of the Buffered PLUS.
▪	If the basket return is -32.20%, investors would lose 20% of their principal and receive only $8.00 per Buffered PLUS at maturity, or 80% of the stated principal amount.
September 2013	Page 9

Buffered PLUS due October 30, 2014

Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

▪	If the basket return is -110%, investors would lose 87.80% of their principal and receive only $1.22 per Buffered PLUS at maturity, or 1.22% of the stated principal amount, which corresponds to the minimum payment at maturity.

The hypothetical returns and hypothetical payments on the Buffered PLUS shown above apply only if you hold the Buffered PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

September 2013	Page 10

Buffered PLUS due October 30, 2014

Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Hypothetical Payouts on the Buffered PLUS at Maturity

Below are four examples of how to calculate the basket return and the payment at maturity based on the hypothetical spot rates in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results will vary.

The spot rate for each of the reference currencies other than the Australian dollar is expressed as the number of units of the applicable reference currency per U.S. dollar. For each such reference currency, a decrease in the spot rate means that such reference currency has appreciated/strengthened relative to the U.S. dollar and an increase in the spot rate means that such reference currency has depreciated/weakened relative to the U.S. dollar. The spot rate for the Australian dollar is expressed as the number of U.S. dollars per Australian dollar. An increase in the spot rate means that the Australian dollar has appreciated/strengthened relative to the U.S. dollar and a decrease in the spot rate means that the Australian dollar has depreciated/weakened relative to the U.S. dollar.

The numbers appearing in the examples below have been rounded for ease of analysis.

Actual starting spot rates and ending spot rates will vary from those used in the examples below.

Example 1: The ending basket level is greater than the starting basket level.

Reference currency	Reference currency weight	Hypothetical starting spot rate	Hypothetical ending spot rate	Reference currency return
BRL	25%	2.3000	2.0700	10%
INR	25%	63.0000	56.7000	10%
RUB	25%	32.0000	28.8000	10%
AUD	25%	0.9300	1.0333	10%

Basket return = (ending basket level – starting basket level) / starting basket level

Starting basket level = 100

Ending basket level = 100 × [1 + sum of (currency return of each reference currency × reference currency weight of each such reference currency)]

Using the hypothetical spot rates above, the sum of the currency return of each reference currency times the reference currency weight of each such reference currency:

[(2.3000 – 2.0700) / 2.3000] × 25% = 2.50%
[(63.0000 – 56.7000) / 63.0000] × 25% = 2.50%
[(32.0000 – 28.8000) / 32.0000] × 25% = 2.50%
[(1.0333 – 0.9300) / 1.0333] × 25% = 2.50%

2.50% + 2.50% + 2.50% +2.50% = 10%

Ending basket level	=	100 × (1 + 10%), which equals 110
Basket return	=	(110 – 100) / 100, which equals 10%
Payment at maturity	=	$10 + leveraged upside payment
	=	$10 + ($10 × basket return × leverage factor)
	=	$10 + ($10 × 10% × 200%)
	=	$12.00

Because the ending basket level is greater than the starting basket level, the payment at maturity will equal $10 plus the leveraged upside payment. The total payment at maturity per $10 stated principal amount Buffered PLUS will be $12.00, which is the sum of the $10 stated principal amount and the leveraged upside payment of $2.00.

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Example 2: The ending basket level is equal to the starting basket level or is less than the starting basket level by an amount less than or equal to the buffer amount of 12.20%.

Reference currency	Reference currency weight	Hypothetical starting spot rate	Hypothetical ending spot rate	Reference currency return
BRL	25%	2.3000	2.1850	5%
INR	25%	63.0000	69.3000	-10%
RUB	25%	32.0000	31.0400	3%
AUD	25%	0.9300	0.8455	-10%

Basket return = (ending basket level – starting basket level) / starting basket level

Starting basket level = 100

Ending basket level = 100 × [1 + sum of (currency return of each reference currency × reference currency weight of each such reference currency)]

Using the hypothetical spot rates above, the sum of the currency return of each reference currency times the reference currency weight of each such reference currency:

[(2.3000 – 2.1850) / 2.3000] × 25% = 1.25%
[(63.0000 – 69.3000) / 63.0000] × 25% = -2.50%
[(32.0000 – 31.0400) / 32.0000] × 25% = 0.75%
[(0.8455 – 0.9300) / 0.8455] × 25% = -2.50%

1.25% + -2.50% + 0.75% + -2.50% = -3.00%

Ending basket level	=	100 × (1 + -3.00%), which equals 97.00
Basket return	=	(97 – 100) / 100, which equals -3%
Payment at maturity	=	$10

Because the ending basket level is less than the starting basket level by an amount less than or equal to the buffer amount of 12.20%, the payment at maturity will equal the $10 stated principal amount.

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Example 3: The ending basket level is less than the starting basket level by an amount greater than the buffer amount of 12.20%.

Reference currency	Reference currency weight	Hypothetical starting spot rate	Hypothetical ending spot rate	Reference currency return
BRL	25%	2.3000	0.0001	100%
INR	25%	63.0000	0.0001	100%
RUB	25%	32.0000	0.0001	100%
AUD	25%	0.9300	0.1860	-400%

Basket return = (ending basket level – starting basket level) / starting basket level

Starting basket level = 100

Ending basket level = 100 × [1 + sum of (currency return of each reference currency × reference currency weight of each such reference currency)]

Using the hypothetical spot rates above, the sum of the currency return of each reference currency times the reference currency weight of each such reference currency:

[(2.3000 – 0.0001) / 2.3000] × 25% = 25.00%
[(63.0000 – 0.0001) / 63.0000] × 25% = 25.00%
[(32.0000 – 0.0001) / 32.0000] × 25% = 25.00%
[(0.1860 – 0.9300) / 0.1860] × 25% = -100.00%

25.00% + 25.00% + 25.00% + -100.00% =-25.00%

Ending basket level	=	100 × (1 + -25.00%), which equals 75
Basket return	=	(75 – 100) / 100, which equals -25%
Payment at maturity	=	$10 × (1 + basket return + 12.20%)
	=	$8.72

Because the ending basket level is less than the starting basket level by an amount greater than the buffer amount of 12.20%, the payment at maturity will equal an amount that is less than the $10 stated principal amount by an amount proportionate to the decline in the basket return beyond the buffer amount of 12.20%.

This example illustrates that the basket return may be equal to or less than 0% even though one or more reference currencies have strengthened relative to the U.S. dollar over the term of the Buffered PLUS, as this strengthening may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other reference currencies. In this example, even though three of the four reference currencies have each achieved the maximum possible reference currency return, the basket return is negative because the serious devaluation of the fourth reference currency more than offsets the appreciation of the other three reference currencies, and the investor loses 12.80% of the investor’s initial investment.

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Example 4: The ending basket level is less than the starting basket level by an amount equal to or greater than 100%, and the payment at maturity is $1.22 per Buffered PLUS.

Reference currency	Reference currency weight	Hypothetical starting spot rate	Hypothetical ending spot rate	Reference currency return
BRL	25%	2.3000	5.0600	-120%
INR	25%	63.0000	138.6000	-120%
RUB	25%	32.0000	70.4000	-120%
AUD	25%	0.9300	0.4227	-120%

Basket return = (ending basket level – starting basket level) / starting basket level

Starting basket level = 100

Ending basket level = 100 × [1 + sum of (currency return of each reference currency × reference currency weight of each such reference currency)]

Using the hypothetical spot rates above, the sum of the currency return of each reference currency times the reference currency weight of each such reference currency:

[(2.3000 – 5.0600) / 2.3000] × 25% = -30.00%
[(63.0000 – 138.6000) / 63.0000] × 25% = -30.00%
[(32.0000 – 70.4000) / 32.0000] × 25% = -30.00%
[(0.4227 – 0.9300) / 0.4227] × 25% = -30.00%

-30.00% + -30.00% + -30.00% + -30.00% =-120.00%

Ending basket level	=	100 × (1 + -120.00%), which equals -20
Basket return	=	(-20 – 100) / 100, which equals -120%
Payment at maturity	=	$10 × (1 + basket return + 12.20%), subject to the minimum payment at maturity of $1.22
	=	$1.22

Because the ending basket level is less than or equal to the starting basket level by an amount equal to or greater than 100%, the investor will receive the minimum payment at maturity.

The hypothetical returns and hypothetical payments on the Buffered PLUS shown above apply only if you hold the Buffered PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” beginning on page PS-10 of the accompanying product supplement no. 3-I. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

▪	The Buffered PLUS do not pay interest, and you could lose up to 87.80% of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 12.20% of the stated principal amount of the Buffered PLUS. If the ending basket level is less than the starting basket level by an amount greater than the buffer amount of 12.20%, the payment at maturity will be an amount in cash that is less than the $10 stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the basket return beyond the buffer amount of 12.20%. See “How the Buffered PLUS Work” in this document.
▪	The Buffered PLUS are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the Buffered PLUS. Any actual or anticipated decline in our credit ratings or increase in the credit spreads determined by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS. If we were to default on our payment obligations, you may not receive any amounts owed to you under the Buffered PLUS and you could lose your entire investment.
▪	Economic interests of the issuer, the calculation agent, the agent of the offering of the Buffered PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Buffered PLUS, including acting as calculation agent and as an agent of the offering of the Buffered PLUS, hedging our obligations under the Buffered PLUS and making the assumptions used to determine the pricing of the Buffered PLUS and the estimated value of the Buffered PLUS, which we refer to as JPMS’s estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Buffered PLUS. The calculation agent will determine the ending basket level, and will calculate the amount, if any, you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events or the selection of a successor to a reference currency or the U.S. dollar may affect the payment to you at maturity. Moreover, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the Buffered PLUS and the value of the Buffered PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Buffered PLUS could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines. Please refer to “Risk Factors — Risks Relating to the Buffered PLUS Generally” in the accompanying product supplement no. 3-I for additional information about these risks.
▪	The Buffered PLUS are subject to currency exchange risk. Fluctuations in the exchange rates between the U.S. dollar and the reference currencies will affect the value of the Buffered PLUS. The exchange rates between the reference currencies and the U.S. dollar are volatile and are the result of numerous factors specific to the relevant countries and the United States including the supply of, and the demand for, those reference currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments and by macroeconomic factors and speculative actions related to different regions. Changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country of each reference currency and the United States, including economic and political developments in other countries. Of particular importance to potential currency exchange risk are: (i) existing and expected rates of inflation; (ii) existing and expected interest rate levels; (iii) the balance of payments between countries; and (iv) the extent of governmental surpluses or deficits in the relevant foreign countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant countries and the United States, as well as other countries important to international trade and finance. The weakening of any of the reference currencies relative to the U.S. dollar will have a material adverse effect on the value of the Buffered PLUS and the
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return on an investment in the Buffered PLUS. In addition, because the Buffered PLUS provide exposure to the performance of the basket relative to the U.S. dollar, the strengthening of the U.S. dollar relative to any of the reference currencies will also have a material adverse effect on the value of the Buffered PLUS and the return on an investment in the Buffered PLUS.

You can review a table of the historical spot rates and related graphs of each of the reference currencies and a graph of the historical performance of the basket (assuming that each of the reference currencies is equally weighted) in this pricing supplement under “Historical Information” and “Basket Overview” in this document. You cannot predict the future performance of any of the reference currencies or of the basket as a whole, or whether the strengthening of any of the reference currencies relative to the U.S. dollar will be offset by the weakening of the other reference currencies relative to the U.S. dollar based on historical performance. In addition, there can be no assurance that the basket return will be positive so that you will receive at maturity an amount that exceeds the stated principal amount of the Buffered PLUS. If the ending basket level is less than the starting basket level by an amount greater than the buffer amount of 12.20%, you will receive at maturity an amount that is less, and potentially significantly less, than the principal amount of the Buffered PLUS.

▪	The formulas for the reference currency return will limit the upside potential of the Buffered PLUS and will be disproportionately impacted by the negative performance of any single reference currency. The basket return, which will determine the payment at maturity on the Buffered PLUS, will reflect the reference currency return for each reference currency. The reference currency return for each reference currency measures the extent to which the spot rate of the reference currency relative to the U.S. dollar increases or decreases from the pricing date to the valuation date. Because of the manner in which the reference currency returns are calculated, the maximum reference currency return for each reference currency is effectively 100%. This means that the maximum reference currency return value that any reference currency can contribute to the overall basket return is 25% and that the basket return will therefore never exceed 100%.

By contrast, the formulas for the reference currency return do not limit the negative reference currency return of any reference currency or the negative overall basket return. Therefore, the negative percentage that can be contributed by any reference currency to the overall basket return is unlimited. This means that, if the reference currency return of any single reference currency is sufficiently negative, the basket return may be -100% (or lower) even if each of the other reference currencies has a reference currency return equal to the effective maximum of 100%. In other words, a significantly negative performance by one reference currency can completely cancel out positive performance by the other reference currencies such that you lose up to 87.80% of the principal amount of the Buffered PLUS. See “Hypothetical Payouts on the Notes at Maturity — Examples 3 and 4” in this document.

▪	The formula for the basket return will diminish any appreciation of the reference currencies and magnify any depreciation of the reference currencies relative to the U.S. dollar. The Buffered PLUS do not provide a linear return on the appreciation of the reference currencies relative to the U.S. dollar. A linear return would reflect the return that would be achieved by converting a notional amount of U.S. dollar into the reference currencies at the starting spot rate and then, on the valuation date, converting the resulting amount of the reference currencies back into U.S. dollar at the ending spot rate. Instead, the return on the Buffered PLUS will be determined by reference to the basket return and reference currency return formulas described in this document, which do not reflect a linear return. Using these formulas, any appreciation of a reference currency relative to the U.S. dollar will be diminished, as compared to a linear return, while any depreciation of a reference currency relative to the U.S. dollar will be magnified, as compared to a linear return. Moreover, the diminishing effect on any appreciation of a reference currency relative to the U.S. dollar increases as the reference currency return increases, and the magnifying effect on any depreciation of a reference currency relative to the U.S. dollar increases as the reference currency return decreases. This magnifying effect on any depreciation of a reference currency means that if a reference currency depreciates in value by 50% relative to the U.S. dollar, the reference currency return will be -100%. Accordingly, your payment at maturity may be less than if you had invested in similar securities that provide linear returns or in the reference currencies directly.
▪	Changes in the spot rates of one or more of the reference currencies relative to the U.S. dollar may offset each other. Exchange rate movements in the reference currencies may not correlate with each other. At a time when one or more of the reference currencies strengthens relative to the U.S. dollar, one or more of the other reference currencies may weaken relative the U.S. dollar or strengthen to a lesser extent. Therefore, in calculating the basket return, the strengthening relative to the U.S. dollar of one or
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more of the reference currencies may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other reference currencies.

▪	The amount payable on the Buffered PLUS is not linked to the performance of the basket at any time other than the valuation date. The basket return will be based on the reference currency return of each reference currency, which is in turn based on the spot rate of that reference currency on the valuation date as compared to the starting spot rate of that reference currency. Even if the basket appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the performance of the basket prior to that drop. Although the actual return of the basket on the stated maturity date or at other times during the term of the Buffered PLUS may be better than the basket return on the valuation date, the payment at maturity will be based solely on the basket return on the valuation date.
▪	JPMS’s estimated value of the Buffered PLUS is lower than the original issue price (price to public) of the Buffered PLUS. JPMS’s estimated value is only an estimate using several factors. The original issue price of the Buffered PLUS exceeds JPMS’s estimated value because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS and the estimated cost of hedging our obligations under the Buffered PLUS. See “Additional Information about the Buffered PLUS — JPMS’s estimated value of the Buffered PLUS” in this document.
▪	JPMS’s estimated value does not represent future values of the Buffered PLUS and may differ from others’ estimates. JPMS’s estimated value of the Buffered PLUS is determined by reference to JPMS’s internal pricing models. This estimated value is based on market conditions and other relevant factors existing at the time of pricing and JPMS’s assumptions about market parameters, which can include volatility, interest rates and other factors. Different pricing models and assumptions could provide valuations for securities that are greater than or less than JPMS’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Buffered PLUS could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Buffered PLUS — JPMS’s estimated value of the Buffered PLUS” in this document.
▪	JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the Buffered PLUS to be more favorable to you. In addition, JPMS’s estimated value might be lower if it were based on the interest rate implied by our conventional fixed-rate credit spreads. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the Buffered PLUS and any secondary market prices of the Buffered PLUS. See “Additional Information about the Buffered PLUS — JPMS’s estimated value of the Buffered PLUS” in this document.
▪	The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the Buffered PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See “Additional Information about the Buffered PLUS — Secondary market prices of the Buffered PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the Buffered PLUS as published by JPMS (and which may be shown on your customer account statements).
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▪	Secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS. Any secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Buffered PLUS. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Buffered PLUS.

The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors. The secondary market price of the Buffered PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the spot rates of the reference currencies, including:
o	any actual or potential change in our creditworthiness or credit spreads,
o	customary bid-ask spreads for similarly sized trades,
o	secondary market credit spreads for structured debt issuances,
o	the actual and expected volatility of the reference currencies relative to the U.S. dollar;
o	interest and yield rates in the market,
o	time remaining until the Buffered PLUS mature, and
o	geopolitical conditions and a variety of other economic, financial, political, regulatory and judicial events that affect the reference currencies or currencies markets generally.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Buffered PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Buffered PLUS, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Investing in the Buffered PLUS is not equivalent to investing directly in the reference currencies. You may receive a lower payment at maturity than you would have received if you had invested directly in the reference currencies. The basket return is based on the reference currency return for each reference currency, which is in turn based on the formulas set forth above. The reference currency returns are dependent solely on the applicable stated formula and not on any other formula that could be used for calculating reference currency returns.
▪	Because three of the four reference currencies are emerging markets currencies, the basket is subject to an increased risk of significant adverse fluctuations. The Buffered PLUS are linked to the performance of an equally weighted basket of four currencies, three of which are emerging markets currencies. There is an increased risk of significant adverse fluctuations in the performances of the emerging markets currencies as they are currencies of less developed and less stable economies without a stabilizing component that could be provided by one of the major currencies. With respect to any emerging or developing nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. Currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant countries, which may negatively affect the value of the Buffered PLUS. In particular, any tightening of U.S. monetary policy during the term of the Buffered PLUS may negatively affect emerging markets currencies, as well as the Australian dollar, and the value of the Buffered PLUS.
▪	Brazilian real

The exchange rate between the Brazilian real and the U.S. dollar is affected primarily by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced

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significantly from time to time by political or economic developments in Brazil or elsewhere, and by macroeconomic factors and speculative actions. The exchange rate is freely negotiated, but may be influenced from time to time by intervention by the Central Bank of Brazil. From 1995 to 1999, the Central Bank of Brazil allowed the gradual devaluation of the Brazilian real relative to the U.S. dollar. In 1999, the Brazilian real suffered a currency crisis with significant devaluation. Subsequently, the Central Bank of Brazil allowed the exchange rate to float freely, although subject to frequent intervention by the Central Bank of Brazil to manipulate the exchange rate between the Brazilian real and the U.S. dollar as well as to regulate the flow of the Brazilian real into and out of the country.

Since then, the exchange rate has fluctuated considerably. In 2009, the Brazilian real depreciated sharply against the U.S. dollar but has since recovered somewhat. The Brazilian real is not freely convertible into foreign currencies. While there have been some initial steps taken in the last few years to move towards a more free convertibility, the Central Bank of Brazil still requires the registration of all trades on its system (Sisbacen) among other restrictions. In addition, the Central Bank of Brazil has been known to conduct regular interventions to smooth volatility. Factors that might affect the likelihood of the government’s imposing exchange control restrictions include the extent of Brazil’s foreign currency reserves, the size of Brazil’s debt service burden relative to the economy as a whole, economic conditions in Brazil’s major export markets, changes in international prices of commodities, Brazil’s policy towards the International Monetary Fund, and political constraints to which Brazil may be subject.

▪	Indian rupee

The exchange rate between the Indian rupee and the U.S. dollar is affected primarily by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in India or elsewhere, and by macroeconomic factors and speculative actions. During the past decade, the Indian government has pursued policies of economic liberalization and deregulation, but the government’s role in the economy has remained significant. From 1993 to 2003, the Indian rupee depreciated, but an increase in foreign investment in India led to strengthening of the Indian rupee from 2003 to 2007. In 2008, the Indian rupee depreciated rapidly against the U.S. dollar, owing to the global dollar liquidity shortage, heavy withdrawals of portfolio investment from India and purchases of U.S. dollars by Indian banks to fund their overseas operations.  The Indian rupee has since regained some of the value lost in 2008.

The Indian government allows the exchange rate to float freely, without a fixed target or band, but the Reserve Bank of India will intervene when it deems necessary to preserve stability and has done so in recent months.  It also has the ability to restrict the conversion of rupees into foreign currencies, and under certain circumstances investors that seek to convert rupees into foreign currency must obtain the approval of the Reserve Bank of India.  There are currently strict limits on foreign investment in bond markets.  Factors that might affect the likelihood of the government’s imposing these or other exchange control restrictions include political pressure related to recent inflation and its effect on exporters, the extent of India’s foreign currency reserves, the balance of payments, the extent of governmental surpluses and deficits, the size of India’s debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, and political constraints to which India may be subject. The Indian rupee/U.S. dollar exchange rate has recently been volatile, and we can give you no assurance that the U.S. dollar will not strengthen relative to the Indian rupee over the term of the Buffered PLUS.

▪	Russian ruble

The exchange rate between the Russian ruble and the U.S. dollar is affected primarily by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Russia or elsewhere, and by macroeconomic factors and speculative actions.  Until 1998, the Central Bank of Russia maintained a currency band to limit fluctuations of the Russian ruble within a certain specified range.  In August 1998, the Russian ruble devalued significantly, forcing the Central Bank of Russia to abandon attempts to maintain the value of the ruble and in early September 1998, the Central Bank of Russia announced that it would allow the Russian ruble to float freely against the U.S. dollar.  Since 1998, the Central Bank of Russia has maintained a managed float of the Russian ruble against the U.S. dollar and continues to intervene in the currency to achieve its targeted exchange rates.  In February 2006, the Central Bank of Russia announced that the Russian ruble would be targeted against a new weighted currency basket consisting of the euro and U.S. dollar to decouple the Russian ruble from the U.S. dollar.  In July 2006, Russia lifted all currency controls on the Russian ruble and the Russian ruble became fully convertible and

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freely tradeable.  The Russian ruble sharply depreciated against the U.S. dollar in 2008 and 2009 but has since recovered somewhat.  The Central Bank of Russia periodically intervenes by purchasing surplus U.S. dollar liquidity from both natural resource exports and the foreign exchange market when foreign exchange fluctuations are sharp.  There is an annual guideline in the Main Directions of Monetary Policy to which the Central Bank of Russia adheres.  Factors affecting any future intervention in the Russian ruble or changes in policy include foreign currency reserves, the balance of payments, the extent of governmental surpluses and deficits, the size of Russia’s debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, and political constraints to which Russia may be subject.

▪	Australian dollar

The exchange rate between the Australian dollar and the U.S. dollar is affected primarily by the supply and demand for the two currencies, as well as by government policy or actions as well as government policy, intervention or actions, and are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the Australian dollar and the U.S. dollar. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Australia and the United States. Of particular importance to potential currency exchange risk are: (i) existing and expected rates of inflation; (ii) existing and expected interest rate levels; (iii) interest rate and exchange rate volatility levels which impact currency bid/offer spreads; (iv) balance of payments; and (v) the extent of governmental surpluses or deficits in Australia and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of Australia and the United States  and other countries important to international trade and finance.

Australia is a large exporter of natural resources and agricultural goods and, as a result, its balance of payments and currency may be adversely affected by changes in demand for commodities. In addition, China is Australia’s largest trading partner and its currency may be adversely affected by any slowdown in the Chinese economy. The Australian dollar/U.S. dollar exchange rate may be, and has recently been, volatile, and we can give you no assurance that the U.S. dollar will not strengthen relative to the Australian dollar over the term of the Buffered PLUS.

▪	Intervention in the currency markets by the countries issuing the reference currencies could materially and adversely affect the value of the Buffered PLUS. Specific currencies’ exchange rates are volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the reference currencies, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the Buffered PLUS is that their liquidity, trading value and amount payable could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders. There will be no offsetting adjustment or change made during the term of the Buffered PLUS in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that the band limiting the float of any reference currency should be altered or removed. Nor will there be any offsetting adjustment or change in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the reference currencies or the U.S. dollar, or any other currency. Therefore, any significant changes or governmental actions with respect to any of the reference currencies, the U.S. dollar or any other currency that result in a weakening of any of the reference currencies relative to the U.S. dollar may have a material adverse effect on the value of the Buffered PLUS and the return on an investment in the Buffered PLUS.

If a reference currency or the U.S. dollar is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or any country or economic region, as applicable, in which the lawful currency is a reference currency or the U.S. dollar divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after that event, that reference currency or the U.S. dollar will be replaced with a successor currency. The occurrence of such a replacement and the consequent adjustments may materially and adversely affect the value of the Buffered PLUS. You should read “General Terms of Notes — Succession Events” in the accompanying product supplement in order to understand these and other adjustments that may be made to your Buffered PLUS.

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Buffered PLUS due October 30, 2014

Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

▪	Even though currencies trade around the clock, the Buffered PLUS will not. The Interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for the Buffered PLUS, if any trading market develops, will not conform to the hours during which the reference currencies are traded. Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the Buffered PLUS. The possibility of these movements should be taken into account in relating the value of the Buffered PLUS to those in the underlying foreign exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket used to calculate the basket return. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.
▪	Currency exchange risks can be expected to heighten in periods of financial turmoil. In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions. In addition, governments around the world, including the United States government, the European Union and the governments of their member entities and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Such interventions affect currency exchange rates globally and, in particular, the value of the reference currencies relative to the U.S. dollar. Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the notes and your return on your investment in the notes at maturity.
▪	Currency market disruptions may adversely affect your return. The calculation agent may, in its sole discretion, determine that the currency markets have been affected in a manner that prevents it from properly determining, among other things, the spot rates and the reference currency return. These events may include disruptions or suspensions of trading in the currency markets as a whole, and could be a Convertibility Event, a Liquidity Event, a Taxation Event, a Discontinuity Event or a Price Source Disruption Event. See “General Terms of Notes — Market Disruption Events” in the accompanying product supplement no. 3-I for further information on what constitutes a market disruption event.
▪	Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of the Buffered PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered PLUS on or prior to the pricing date and prior to maturity could have adversely affected and may continue to adversely affect the value of the reference currencies, and, as a result, could decrease the amount an investor may receive on the Buffered PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could have increased the values of one or more of the reference currencies relative to the U.S. dollar on the pricing date and, as a result, could have increased the values relative to the U.S. dollar that such reference currencies must attain on the valuation date so that you do not suffer a loss on your initial investment in the Buffered PLUS. Additionally, these hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could potentially affect the spot rates of the reference currencies relative to the U.S. dollar on the valuation date and, accordingly, the amount of cash you will receive at maturity, if any. It is possible that these hedging and trading activities could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines
▪	Secondary trading may be limited. The Buffered PLUS will not be listed on a Buffered PLUS exchange. There may be little or no secondary market for the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. JPMS may act as a market maker for the Buffered PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Buffered PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Buffered PLUS.
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Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

▪	The tax consequences of an investment in the Buffered PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Buffered PLUS, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). The IRS might not accept, and a court might not uphold, the treatment of the Buffered PLUS described in “Additional Information About the Buffered PLUS―Additional Provisions―Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 3-I. If the IRS were successful in asserting an alternative treatment for the Buffered PLUS, the timing and character of any income or loss on the Buffered PLUS could differ materially from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether investors in short-term instruments should be required to accrue income. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 3-I and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.
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Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Historical Information

The following tables set forth the published high and low exchange rates, as well as end-of-quarter exchange rates, for each of the reference currencies for each quarter in the period from January 2, 2008 through September 27, 2013. We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification. The historical exchange rates of the reference currencies should not be taken as an indication of future performance, and no assurance can be given as to the exchange rates on the valuation date.

BRL (# BRL / USD)	High	Low	Period end
2008
First Quarter	1.8335	1.6625	1.7597
Second Quarter	1.7400	1.5907	1.6040
Third Quarter	1.9625	1.5598	1.9060
Fourth Quarter	2.5120	1.9179	2.3145
2009
First Quarter	2.4506	2.1695	2.3233
Second Quarter	2.2733	1.9214	1.9528
Third Quarter	2.0035	1.7664	1.7664
Fourth Quarter	1.7930	1.7002	1.7445
2010
First Quarter	1.8860	1.7215	1.7784
Second Quarter	1.8841	1.7270	1.8047
Third Quarter	1.7927	1.6876	1.6876
Fourth Quarter	1.7403	1.6533	1.6600
2011
First Quarter	1.6890	1.6285	1.6320
Second Quarter	1.6365	1.5625	1.5634
Third Quarter	1.9060	1.5394	1.8792
Fourth Quarter	1.8981	1.6925	1.8633
2012
First Quarter	1.8707	1.6948	1.8268
Second Quarter	2.0905	1.8180	2.0115
Third Quarter	2.0563	1.9856	2.0277
Fourth Quarter	2.1361	2.0184	2.0519
2013
First Quarter	2.0465	1.9480	2.0222
Second Quarter	2.2578	1.9698	2.2288
Third Quarter (through September 27, 2013)	2.4550	2.1864	2.2516

Brazilian real January 4, 2008 through September 27, 2013 (expressed as units of BRL per USD)

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Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

INR (# INR / USD)	High	Low	Period end
2008
First Quarter	40.7350	39.2650	40.1100
Second Quarter	43.1000	39.7850	43.0550
Third Quarter	46.9800	42.0050	46.9800
Fourth Quarter	50.3500	46.6300	48.6750
2009
First Quarter	51.9700	48.2600	50.7350
Second Quarter	50.5150	46.9650	47.9050
Third Quarter	49.0900	47.5300	48.1050
Fourth Quarter	47.7450	46.0550	46.5275
2010
First Quarter	46.8050	44.8950	44.9500
Second Quarter	47.7050	44.2850	46.4525
Third Quarter	47.3600	44.9400	44.9650
Fourth Quarter	45.9450	44.1000	44.7050
2011
First Quarter	45.9075	44.5875	44.5875
Second Quarter	45.3300	44.0750	44.6100
Third Quarter	49.5775	44.0500	48.9663
Fourth Quarter	53.8550	48.6950	53.1050
2012
First Quarter	53.3050	48.8250	50.9450
Second Quarter	57.1700	50.7650	55.3750
Third Quarter	56.2450	52.8650	52.8850
Fourth Quarter	55.5450	51.4950	54.7900
2013
First Quarter	55.1350	52.9550	54.4850
Second Quarter	60.7310	53.6450	59.5440
Third Quarter (through September 27, 2013)	68.6400	58.9650	63.0245

Indian rupee January 4, 2008 through September 27, 2013 (expressed as units of INR per USD)

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Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

RUB (# RUB / USD)	High	Low	Period end
2008
First Quarter	24.7885	23.4529	23.4936
Second Quarter	23.8952	23.3182	23.4450
Third Quarter	25.7419	23.1541	25.6453
Fourth Quarter	29.5707	25.7340	29.4028
2009
First Quarter	36.3721	29.1575	33.9461
Second Quarter	34.1863	30.5373	31.1690
Third Quarter	32.7368	30.0196	30.0196
Fourth Quarter	30.8280	28.6665	30.0350
2010
First Quarter	30.5519	29.1730	29.4345
Second Quarter	31.8465	28.9490	31.2625
Third Quarter	31.2647	29.7283	30.5829
Fourth Quarter	31.5399	29.7904	30.5200
2011
First Quarter	30.8000	28.1670	28.3838
Second Quarter	28.4948	27.3475	27.8751
Third Quarter	32.4328	27.5034	32.2540
Fourth Quarter	32.7715	29.8245	32.1825
2012
First Quarter	32.1050	28.9538	29.3845
Second Quarter	33.6158	29.2621	32.3676
Third Quarter	33.0017	30.5529	31.1850
Fourth Quarter	31.7568	30.2998	30.5575
2013
First Quarter	31.1020	29.8685	31.0731
Second Quarter	33.0510	30.8535	32.8310
Third Quarter (through September 27, 2013)	33.4581	31.6421	32.3956

Russian ruble January 4, 2008 through September 27, 2013 (expressed as units of RUB per USD)

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Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

AUD (# USD / AUD)	High	Low	Period end
2008
First Quarter	0.9491	0.8614	0.9132
Second Quarter	0.9629	0.9072	0.9586
Third Quarter	0.9794	0.7907	0.7925
Fourth Quarter	0.7874	0.6013	0.7048
2009
First Quarter	0.7235	0.6301	0.6914
Second Quarter	0.8210	0.6968	0.8065
Third Quarter	0.8828	0.7786	0.8828
Fourth Quarter	0.9370	0.8653	0.8974
2010
First Quarter	0.9318	0.8646	0.9172
Second Quarter	0.9351	0.8104	0.8407
Third Quarter	0.9696	0.8393	0.9671
Fourth Quarter	1.0233	0.9590	1.0233
2011
First Quarter	1.0329	0.9803	1.0329
Second Quarter	1.0971	1.0329	1.0722
Third Quarter	1.1021	0.9662	0.9662
Fourth Quarter	1.0730	0.9528	1.0205
2012
First Quarter	1.0809	1.0228	1.0344
Second Quarter	1.0471	0.9700	1.0238
Third Quarter	1.0580	1.0139	1.0380
Fourth Quarter	1.0567	1.0186	1.0395
2013
First Quarter	1.0598	1.0196	1.0418
Second Quarter	1.0545	0.9138	0.9138
Third Quarter (through September 27, 2013)	0.9520	0.8900	0.9316

Australian dollar January 4, 2008 through September 27, 2013 (expressed as units of USD per AUD)

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Buffered PLUS due October 30, 2014

Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Additional Information about the Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a currency business day or if a market disruption event occurs on that day so that the valuation date as postponed falls less than three business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed until the third business day following the valuation date as postponed.
Minimum ticketing size:	1 Buffered PLUS
JPMS’s estimated value of the Buffered PLUS:

JPMS’s estimated value of the Buffered PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Buffered PLUS, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the Buffered PLUS. JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your Buffered PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see “Risk Factors — JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt.” The value of the derivative or derivatives underlying the economic terms of the Buffered PLUS is derived from JPMS’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS’s estimated value of the Buffered PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — JPMS’s estimated value does not represent future values of the Buffered PLUS and may differ from others’ estimates.”

JPMS’s estimated value of the Buffered PLUS is lower than the original issue price of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS and the estimated cost of hedging our obligations under the Buffered PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Buffered PLUS. See “Risk Factors — JPMS’s estimated value of the Buffered PLUS is lower than the original issue price (price to public) of the Buffered PLUS” in this document.

Secondary market prices of the Buffered PLUS:	For information about factors that will impact any secondary market prices of the Buffered PLUS, see “Risk Factors — Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the Buffered PLUS. The length of any such initial period reflects the structure of the Buffered PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Buffered PLUS and when these costs are incurred, as determined by JPMS. See “Risk Factors — The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the Buffered PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 3-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Buffered PLUS.

Based on current market conditions, in the opinion of our special tax counsel, Davis Polk & Wardwell LLP, it is reasonable to treat the Buffered PLUS as “open transactions” that are not debt instruments for U.S. federal income tax purposes. Assuming this treatment is respected, the gain or loss on your Buffered PLUS will generally be ordinary foreign currency income or loss under Section 988 of the Internal Revenue Code of 1986, as amended (the “Code”). Ordinary foreign currency losses are potentially subject to certain reporting requirements. However, investors in certain forward contracts, futures contracts or option contracts generally are entitled to make an election to treat foreign currency gain or loss as capital gain or loss (a “Section 988 Election”). Due to the lack of authority directly addressing the availability of the Section 988 Election for instruments such as these, it is unclear whether the Section 988 Election is available. Assuming the Section 988 Election is

September 2013	Page 27

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Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

available, if you make this election before the close of the day on which you acquire a Buffered PLUS, all gain or loss you recognize on a sale or exchange of that Buffered PLUS should be treated as long-term capital gain or loss, if you have held the Buffered PLUS for more than one year. A Section 988 Election with respect to a Buffered PLUS is made by (a) clearly identifying the Buffered PLUS on your books and records, on the date you acquire it, as being subject to this election and filing the relevant statement verifying this election with your U.S. federal income tax return or (b) obtaining independent verification under procedures set forth in the Treasury regulations under Section 988. You should consult your tax adviser regarding the advisability, availability, mechanics and consequences of a Section 988 Election, as well as the special reporting requirements that apply to foreign currency losses in excess of specified thresholds.

The IRS or a court may not respect the treatment of the Buffered PLUS as “open transactions,” in which case the timing and character of any income or loss on the Buffered PLUS could be materially and adversely affected. For instance, the Buffered PLUS could be treated as contingent payment debt instruments, in which case you would be required to accrue original issue discount on your Buffered PLUS in each taxable year at the “comparable yield,” as determined by us, although we will not make any payment with respect to the Buffered PLUS until maturity, and no Section 988 Election would be available. In particular, in 2007 the IRS issued a revenue ruling holding that a financial instrument with some similarity to the Buffered PLUS is properly treated as a debt instrument denominated in a foreign currency. The Buffered PLUS is distinguishable in significant respects from the instrument described in the revenue ruling. If the revenue ruling were applied to the Buffered PLUS, it could materially and adversely affect the tax consequences of an investment in the Buffered PLUS for U.S. Holders, possibly with retroactive effect.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
Use of proceeds and hedging:

The net proceeds we receive from the sale of the Buffered PLUS will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the Buffered PLUS.

The Buffered PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Buffered PLUS. See “How the Buffered PLUS Work” in this document for an illustration of the risk-return profile of the Buffered PLUS and “Basket Overview” and “Historical Information” in this document for a description of the market exposure provided by the Buffered PLUS.

The original issue price of the Buffered PLUS is equal to JPMS’s estimated value of the Buffered PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS, plus the estimated cost of hedging our obligations under the Buffered PLUS.

For purposes of the Buffered PLUS offered by this document, the first and second paragraphs of the section entitled “Use of Proceeds and Hedging” on page PS-24 of the accompanying product supplement no. 3-I are deemed deleted in their entirety. Please refer instead to the discussion set forth above.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. 3-I.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Buffered PLUS in the secondary market, but is not required to do so.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Buffered PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Use of Proceeds and Hedging” beginning on page PS-24 of the accompanying product supplement no. 3-I.

Validity of the Buffered PLUS:	In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the Buffered PLUS offered by this pricing supplement have been executed and issued by us and
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Buffered PLUS due October 30, 2014

Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Buffered PLUS will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Buffered PLUS and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated March 29, 2012, which was filed as an exhibit to a Current Report on Form 8-K by us on March 29, 2012.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You should read this document together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011 relating to our Series E medium-term notes of which these Buffered PLUS are a part, and the more detailed information contained in product supplement no. 3-I dated November 14, 2011.

This document, together with the documents listed below, contains the terms of the Buffered PLUS, supplements the preliminary terms related hereto dated September 19, 2013 and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 3-I, as the Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Buffered PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 3-I dated November 14, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211007592/e46167_424b2.pdf

• Prospectus supplement dated November 14, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf

• Prospectus dated November 14, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, the “Company,” “we,” “us,” and “our” refer to JPMorgan Chase & Co.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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